UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): October 20, 2005

                               HORIZON FINANCIAL CORP.
              (Exact name of registrant as specified in its charter)

         Washington                    0-27062                91-1695422
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

1500 Cornwall Avenue, Bellingham, Washington                     98225
  (Address of principal executive offices)                     (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On October 20, 2005, Horizon Financial Corp. issued its earnings release for the quarter ended September 30, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)    Exhibits

     99.1   Press Release of Horizon Financial Corp. dated October 20, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HORIZON FINANCIAL CORP.



Date: October 20, 2005              By: /s/ V. Lawrence Evans
                                        -------------------------------------
                                        V. Lawrence Evans
                                        President and Chief Executive Officer

                                 Exhibit 99.1

                                   CONTACTS:
                                             V. Lawrence Evans, Chairman & CEO
                                             Dennis Joines, President & COO
                                             Rich Jacobson, Executive VP & CFO
                                             360.733.3050
NEWS RELEASE
==============================================================================

 HORIZON FINANCIAL EARNINGS PER SHARE INCREASES 19% IN SECOND FISCAL QUARTER;
 ----------------------------------------------------------------------------
   NET INTEREST MARGIN CONTINUES TO EXPAND AS CREDIT QUALITY REMAINS STRONG
   ------------------------------------------------------------------------

BELLINGHAM, WA - October 20, 2005 - Horizon Financial Corp. (Nasdaq: HRZB) today reported that a continued focus on improving profitability combined with a rising interest rate environment helped earnings per share grow 19% in its second fiscal quarter and 17% for the first half of fiscal 2006, relative to the same periods last year. For the quarter ended September 30, 2005, net income was $3.8 million, or $0.38 per diluted share, compared to $3.3 million, or $0.32 per diluted share in the second quarter of last year. For the six-month period, net income was $7.5 million, or $0.74 per diluted share, up from $6.6 million, or $0.63 per diluted share in the first half of fiscal 2005.

Management will host a conference call today, October 20, at 1:30 pm PDT (4:30 pm EDT) to discuss second quarter results. The live call can be accessed by dialing (303) 262-2138. The replay, which can be accessed shortly after the call concludes, will be available for a month and can be heard by dialing
(303) 590-3000, using access code 11040080#.

"We are continuing to capitalize on the improving Western Washington economy and have maintained our pricing discipline as we have added assets," stated V. Lawrence Evans, Chairman and CEO. "With 46% of total loans tied to prime, we have also benefited from the steady rise in interest rates."

"While net loans are up 23% from a year ago, we are managing our asset growth as part of a strategy to improve profitability," added Rich Jacobson, EVP and CFO. "We added $25.3 million in total loans in the September quarter, compared to $38.8 million in the previous quarter and $63.2 million in the March quarter. Focusing on the most profitable business has allowed us to fund more of our new loans with low-cost deposits, expanding our net interest margin for the third consecutive quarter."

Horizon's net interest margin improved to 4.59% in the second quarter of fiscal 2006, from 4.48% in the first quarter and 4.34% in the fourth quarter of fiscal 2005. For the six-month period ended September 30, 2005, the net interest margin was 4.54%, compared to 4.32% a year ago.

"Horizon has longstanding relationships with a core group of experienced developers in our primary market area north of Seattle," stated Dennis Joines, President and COO. "In addition, the team in our new Lakewood branch has cultivated relationships with established builders south of Seattle in Pierce County, resulting in solid growth in our commercial construction and permanent real estate loan portfolios throughout the entire branch network."

Loan originations totaled $163 million in the quarter ended September 30, 2005, down 8% from $177 million last year, reflecting the strategy to manage growth. Higher-yielding commercial and commercial real estate loans accounted for 71% of total production in the most recent quarter, compared to 68% in the second quarter of fiscal 2005. Single-family mortgage loans were 22% of new originations, down from 26% a year ago, and consumer loans increased slightly in the second quarter of 2006 to 7% of total production, from 6% in the previous year.

Total loans increased 23% to $881 million at the end of September 2005, compared to $716 million a year earlier, and total assets grew 19% to $1.06 billion, from $888 million at the end of the second quarter last year. Total deposits increased 17% to $801 million, compared to $686 million at the end of September a year ago.

"In the second quarter we added $24.6 million in no- and low-cost liquid deposits, while time deposits increased by just $3.6 million," Evans said. "Continuing to grow our core deposit base by deepening our relationships with existing retail and commercial borrowers remains a priority."

"Our focus on relationship banking has helped to maintain solid credit quality throughout the transformation from a savings bank into a true community commercial bank," Jacobson said. "Despite our history of low credit costs, we have grown our reserve for loan losses to keep pace with the shift in our asset mix and growth of our loan portfolio, and are comfortable at our current coverage level."

                                 (more)

HRZB - Second Quarter EPS Up 19%
October 20, 2005
Page Two

Non-performing assets (NPAs) were 0.12% of total assets at September 30, 2005, down slightly from 0.13% of total assets at both the end of the preceding quarter and a year earlier. For both the second quarter and six-month periods, the provision for loan losses has more than doubled from a year ago, to $750,000 and $1.5 million, respectively. At quarter-end, the reserve for loan losses had grown to $13.2 million, or 1.52% of net loans.

Reflecting the increase in profitability, the efficiency ratio improved to 50.3% in the second quarter of fiscal 2006, compared to 53.0% a year prior. Return on average equity (ROE) increased to 14.1%, from 12.3% in the second quarter a year ago, while return on average assets (ROA) was 1.46% in the most recent quarter, compared to 1.50% last year. For the first half of fiscal 2006, the efficiency ratio improved to 50.4%, from 52.0% a year ago, ROE grew to 14.0%, compared to 12.2%, and ROA was 1.46%, versus 1.50% in the first six months of fiscal 2005.

In the second quarter of fiscal 2006, interest income increased by $3.8 million from a year ago, while interest expense grew by $2.0 million, reflecting the rising interest rate environment and balance sheet management. As a result, net interest income was up 19% to $10.8 million in the quarter, compared to $9.0 million a year ago. Non-interest income declined slightly to $1.7 million, primarily due to lower gains on asset sales. Non-interest expense increased 10% to $6.3 million, compared to $5.7 million in the comparable period one year ago, due to the incremental costs associated with operating the Marysville and Lakewood offices.

In the six months ended September 30, 2005, interest income grew by $7.1 million, while interest expense increased by just $3.6 million. Net interest income was up 20% to $21.0 million, compared to $17.5 million in the first half of fiscal 2005. Non-interest income dropped slightly to $3.5 million, while non-interest expense increased 13% to $12.4 million, compared to $10.9 million in the same six-month period last year.

In the quarter ended September 30, 2005, Horizon repurchased 46,604 shares at an average price of $21.38 and for the six-month period ended September 30, 2005, Horizon repurchased 173,101 shares at an average price of $20.05. At quarter-end, book value was $10.93 per share, compared to $10.54 a year earlier, and tangible book value was $10.85, up from $10.46 a year ago.

Horizon Financial Corp. is a $1.1 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 18 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce Counties.


Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the ability to successfully expand existing relationships, deposit pricing and the ability to gather core deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, loan quality and the loss levels expected on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                                 (more)

HRZB - Second Quarter EPS Up 19%
October 20, 2005
Page Three
                                         Three months ended
                                            September 30,
CONSOLIDATED STATEMENTS OF INCOME         2005         2004     Change
------------------------------------------------------------------------------
(unaudited)
Interest income:
   Interest on loans                  $     15,787 $    11,833
   Interest and dividends on
    investment and mtge backed
    securities                                 879       1,057
                                      ------------ -----------
      Total interest income                 16,666      12,890     29%

Interest expense:
   Interest on deposits                      4,858       3,246
   Interest on borrowings                    1,050         635
                                      ------------ -----------
      Total interest expense                 5,908       3,881     52%
                                      ------------ -----------
      Net interest income                   10,758       9,009     19%

   Provision for loan losses                   750         325    131%
                                      ------------ -----------
      Net interest income after
       provision for loan losses            10,008       8,684     15%

Non-interest income:
   Service fees                              1,009         817
   Net gain/(loss) on sales of loans
    - servicing released                       306         205
   Net gain/(loss) on sales of loans
    - servicing retained                        38          45
   Net gain/(loss) on sales of
    investment securities                        -         152
   Other                                       368         556
                                      ------------ -----------
      Total non-interest income              1,721       1,775     -3%

Non-interest expense:
   Compensation and employee benefits        3,625       3,169
   Building occupancy                          819         695
   Other expenses                            1,424       1,420
   Data processing                             218         242
   Advertising                                 187         187
                                      ------------ -----------
      Total non-interest expense             6,273       5,713     10%

Income before provision for income
 taxes                                       5,456       4,746     15%
Provision for income taxes                   1,661       1,439     15%
                                      ------------ -----------
Net Income                            $      3,795 $     3,307     15%
                                      ============ ===========

Earnings per share:
   Basic earnings per share           $       0.38 $      0.32
   Diluted EPS                        $       0.38 $      0.32

Weighted average shares outstanding:
   Basic                                 9,944,017  10,251,020
   Common stock equivalents                 93,487     152,872
                                      ------------ -----------
   Diluted                              10,037,504  10,403,892
                                      ============ ===========


                                          Six months ended
                                            September 30,
CONSOLIDATED STATEMENTS OF INCOME         2005         2004     Change
------------------------------------------------------------------------------
(unaudited)
Interest income:
   Interest on loans                  $     30,490 $    22,899
   Interest and dividends on
    investment and mtge backed
    securities                               1,712       2,169
                                      -----------  -----------
      Total interest income                 32,202      25,068     28%

Interest expense:
   Interest on deposits                      9,021       6,388
   Interest on borrowings                    2,149       1,224
                                      -----------  -----------
      Total interest expense                11,170       7,612     47%
                                      -----------  -----------
      Net interest income                   21,032      17,456     20%

   Provision for loan losses                 1,475         625    136%
                                      -----------  -----------
      Net interest income after
       provision for loan losses            19,557      16,831     16%

Non-interest income:
   Service fees                              1,755       1,661
   Net gain/(loss) on sales of loans
    - servicing released                       603         540
   Net gain/(loss) on sales of loans
    - servicing retained                        52          55
   Net gain/(loss) on sales of
    investment securities                       42         470
   Other                                     1,035         818
                                      -----------  -----------
      Total non-interest income              3,487       3,544     -2%

Non-interest expense:
   Compensation and employee benefits        7,057       6,180
   Building occupancy                        1,638       1,344
   Other expenses                            2,872       2,599
   Data processing                             435         428
   Advertising                                 357         376
                                      -----------  -----------
      Total non-interest expense            12,359      10,927     13%

Income before provision for income
 taxes                                      10,685       9,448     13%
Provision for income taxes                   3,177       2,867     11%
                                      -----------  -----------
Net Income                            $      7,508 $     6,581     14%
                                      ===========  ===========

Earnings per share:
   Basic earnings per share           $       0.75 $      0.64
   Diluted EPS                        $       0.74 $      0.63

Weighted average shares outstanding:
   Basic                                 9,976,109  10,305,522
   Common stock equivalents                103,443     158,940
                                      ------------ -----------
   Diluted                              10,079,552  10,464,462
                                      ============ ===========

HRZB - Second Quarter EPS Up 19%
October 20, 2005
Page Four

CONSOLIDATED STATEMENTS OF     September 30, March 31,  September 30, One Year
 FINANCIAL CONDITION               2005         2005         2004      Change
------------------------------------------------------------------------------
                                (unaudited)              (unaudited)
Assets:
  Cash and due from banks     $   24,944  $  23,250   $    19,586         27%
  Interest-bearing deposits        6,719      3,907         9,568        -30%
  Investment securities -
   available for sale             61,300     71,825        81,218        -25%
  Investment securities - held
   to maturity                       370        370           370          0%
  Mortgage-backed securities -
   available for sale             20,602     18,510        20,986         -2%
  Mortgage-backed securities -
   held to maturity                  622        885         1,256        -50%
  Federal Home Loan Bank stock     7,247      7,218         7,155          1%
  Gross loans receivable         880,896    816,748       715,641         23%
  Reserve for loan losses        (13,161)   (11,767)      (10,857)        21%
                              ----------  ---------   -----------
  Net loans receivable           867,735    804,981       704,784         23%
  Loans held for sale              2,360      4,069         2,455         -4%
  Investment in real estate
   in a joint venture             16,811     17,204             -        n/a
  Accrued interest and
   dividends receivable            4,778      4,499         4,160         15%
  Property and equipment, net     23,444     22,782        19,506         20%
  Net deferred income tax assets   2,447      2,299         1,322         85%
  Federal income tax receivable      944        330            66       1330%
  Other assets                    15,627     15,441        16,037         -3%
                              ----------  ---------   -----------
     Total assets             $1,055,950  $ 997,570   $   888,469         19%
                              ==========  =========   ===========

Liabilities:
  Deposits                    $  800,938  $ 746,849   $   685,983         17%
  Other borrowed funds           122,293    119,066        86,181         42%
  Borrowing related to
   investment in real estate
   in a joint venture             17,456     16,721             -        n/a
  Accounts payable and other
   liabilities                     4,552      5,570         6,999        -35%
  Advances by borrowers for
   taxes and insurance               459        519           344         33%
  Deferred compensation            1,858      1,821         1,784          4%
                              ----------  ---------   -----------
     Total liabilities        $  947,556  $ 890,546   $   781,291         21%

Stockholders' equity:
  Serial preferred stock,
   $1.00 par value; 10,000,000
   shares authorized, none
   issued or outstanding
  Common stock, $1.00 par
   value; 30,000,000 shares
   authorized; 9,918,707,
   10,037,903, and 10,168,034
   shares issued and
   outstanding                     9,919     10,038        10,168         -2%
  Paid-in capital                 54,105     54,737        55,605         -3%
  Retained earnings               41,347     38,939        37,394         11%
  Accumulated other
   comprehensive income            3,095      3,382         4,155        -26%
  Debt related to ESOP               (72)       (72)         (144)       -50%
                              ----------  ---------   -----------
     Total stockholders'
      equity                     108,394    107,024       107,178          1%
                              ----------  ---------   -----------
     Total liabilities and
      stockholders' equity    $1,055,950  $ 997,570   $   888,469         19%
                              ==========  =========   ===========

Intangible assets:
  Goodwill                    $      545  $     545   $       545          0%
  Mortgage servicing asset           265        284           298        -11%
                              ----------  ---------   -----------
  Total intangible assets     $      810  $     829   $       843         -4%
                              ==========  =========   ===========

                                    (more)

HRZB - Second Quarter EPS Up 19%
October 20, 2005
Page Five

                               September 30,   March 31,      September 30,
LOANS                              2005         2005              2004
------------------------------------------------------------------------------
                               (unaudited)                   (unaudited)
1-4 Mortgage
  1-4 Family                   $  175,947      $174,458      $    163,361
  1-4 Family construction          16,931        16,464             7,919
  Participations sold             (60,107)      (65,125)          (67,026)
                               ----------      --------      ------------
Subtotal                          132,771       125,797           104,254

Commercial construction/land
 development                      206,841       161,006           155,693
Residential commercial
 real estate                       69,519        73,397            66,725
Non-residential commercial real
 estate                           332,838       323,464           267,531
Commercial loans                   88,876        91,210            83,183
Home equity secured                43,995        35,913            31,758
Other consumer loans                6,056         5,961             6,497
                               ----------      --------      ------------
Subtotal                          748,125       690,951           611,387
                               ----------      --------      ------------
Subtotal                          880,896       816,748           715,641
Less:
  Reserve for loan losses         (13,161)      (11,767)          (10,857)
                               ----------      --------      ------------
Net loans receivable           $  867,735      $804,981      $    704,784
                               ==========      ========      ============

Net residential loans             131,623  15%  124,745   16%     103,342  15%
Net commercial loans               87,194  10%   89,542   11%      81,592  12%
Net commercial real
 estate loans                     599,691  69%  549,506   68%     482,278  68%
Net consumer loans                 49,227   6%   41,188    5%      37,572   5%
                               -----------------------------------------------
                               $  867,735 100% $804,981  100%     704,784 100%
                               ===============================================

                               September 30,     March 31,      September 30,
DEPOSITS                           2005            2005             2004
------------------------------------------------------------------------------
                               (unaudited)                      (unaudited)
Demand Deposits
  Savings                      $   35,543   4% $ 40,863    5% $    39,730   6%
  Checking                         78,789  10%   83,268   11%      82,758  12%
  Checking - non
   interest bearing                84,463  11%   63,503    9%      43,854   6%
  Money market                    145,254  18%  134,761   18%     137,610  20%
                               -----------------------------------------------
Subtotal                          344,049  43%  322,395   43%     303,952  44%

CD's
  Under $100,000                  241,581  30%  240,178   32%     241,425  35%
  $100,000 and above              215,308  27%  184,276   25%     140,606  21%
                               -----------------------------------------------
Total CD's                        456,889  57%  424,454   57%     382,031  56%
                               -----------------------------------------------
Total                          $  800,938 100% $746,849  100% $   685,983 100%
                               ===============================================

                                   (more)

HRZB - Second Quarter EPS Up 19%
October 20, 2005
Page Six
                                      Quarter ended       Six months ended
CONSOLIDATED FINANCIAL RATIOS          September 30,        September 30,
(unaudited)                           2005       2004       2005      2004
------------------------------------------------------------------------------
Return on average assets              1.46%      1.50%      1.46%      1.50%
Return on average equity             14.08%     12.32%     13.96%     12.19%
Efficiency ratio                     50.27%     52.98%     50.41%     52.03%
Net interest spread                   4.52%      4.30%      4.44%      4.18%
Net interest margin                   4.59%      4.42%      4.54%      4.32%
Equity-to-assets ratio               10.27%     12.06%
Equity-to-deposits ratio             13.53%     15.62%
Book value per share              $  10.93  $   10.54
Tangible book value per share     $  10.85  $   10.46


                                   Six months ended
RESERVE FOR LOAN LOSSES              September 30,
(unaudited)                          2005      2004
-------------------------------------------------------
Balance at beginning of period    $ 11,767  $  10,122
Provision for loan losses         $  1,475  $     625
Charge offs (net of recoveries)   $    (81) $     110
                                  --------  ---------
Balance at end of period          $ 13,161  $  10,857


                                     Six months ended
NON-PERFORMING ASSETS                  September 30,
(unaudited)                           2005       2004
-------------------------------------------------------
Accruing loans - 90 days past due        -      1,114
Non-accrual loans                    1,257          -
Restructured loans                       -          -
                                  --------  ---------
Total non-performing loans           1,257      1,114
Total non-performing
 loans/net loans                      0.14%      0.16%
REO                               $      -  $       -
                                  --------  ---------
Total non-performing assets       $  1,257  $   1,114
Total non-performing
 assets/total assets                  0.12%      0.13%


                                      Quarter ended        Six months ended
AVERAGE BALANCES                      September 30,          September 30,
(unaudited)                          2005       2004       2005       2004
------------------------------------------------------------------------------
Loans                           $  844,446   $700,494 $  835,779   $688,051
Investments                         92,083    114,013     91,253    119,784
                                ----------   --------  ---------   --------
  Total interest-earning assets    936,529    814,507    927,032    807,835

Deposits                           784,384    684,238    767,608    679,148
Borrowings                         118,048     75,682    122,046     71,922
                                ----------   --------  ---------   --------
  Total interest-bearing
   liabilities                     902,432    759,920    889,654    751,070

Average assets                  $1,041,954   $883,006 $1,027,160   $874,962
Average stockholders'
 equity                         $  107,859   $107,378 $  107,581   $108,021


                                       Quarter ended       Six months ended
WEIGHTED AVERAGE INTEREST RATES:       September 30,       September 30,
(unaudited)                           2005      2004       2005      2004
------------------------------------------------------------------------------
Yield on loans                        7.48%      6.76%      7.30%      6.66%
Yield on investments                  3.79%      3.68%      3.74%      3.61%
                                ----------   --------  ---------   --------
  Yield on interest-earning assets    7.12%      6.33%      6.95%      6.21%

Cost of deposits                      2.46%      1.88%      2.34%      1.88%
Cost of borrowings                    3.48%      3.33%      3.51%      3.39%
                                ----------   --------  ---------   --------
  Cost of interest-
   bearing liabilities                2.60%      2.03%      2.50%      2.02%